Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors of

Northern Oil and Gas, Inc.:

We hereby consent to the incorporation by reference in the post-effective amendments to Registration Statements on Form S-3 (Registration Nos. 333-167049, 333-163779, 333-158320 and 333-146596) and Form S-8 (Registration Nos. 333-160602 and 333-148333) of Northern Oil and Gas, Inc. of our reports dated March 8, 2010, with respect to the balance sheets of Northern Oil and Gas, Inc. as of December 31, 2009 and 2008 and the related statements of operations, stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2009 and the effectiveness of internal control over financial reporting as of December 31, 2009, which reports appear in the December 31, 2009 annual report on Form 10-K of Northern Oil and Gas, Inc.  We also consent to the use of our name as experts in such Registration Statements.

/s/ Mantyla McReynolds LLC

Salt Lake City, Utah

July 2, 2010